Exhibit 10.3

FIRST AMENDMENT TO RUSH ENTERPRISES, INC.
AMENDED AND RESTATED 2004 EMPLOYEE STOCK PURCHASE PLAN

This First Amendment (the “Amendment”) to the Rush Enterprises, Inc. (the “Company”) Amended and Restated 2004 Employee Stock Purchase Plan (the “2004 ESPP”) is made as of February 16, 2021 (the “Amendment Effective Date”), by the Board of Directors (the “Board”) of the Company’s shareholders. This Amendment will be effective for all awards granted under the 2007 LTIP.

RECITALS

WHEREAS, on May 12, 2020, the Company’s shareholders approved the 2004 ESPP;

WHEREAS, the Board desires to amend the 2004 ESPP to reflect the Company’s three-for-two stock split with respect to both the Company’s Class A and Class B common stock, which became effective October 12, 2020; and

WHEREAS, pursuant to Section 17 of the 2004 ESPP, the Board may make these amendments to the Plan without seeking shareholder approval.

NOW, THEREFORE, the 2004 ESPP is hereby amended as follows:

AMENDMENT

1.         Amendment to Section 8.2(c). Section 8.2(c) of the 2004 ESPP is amended effective as of the Amendment Effective Date by replacing it with the following:

“no Participant may purchase more than 15,000 shares of Common Stock under the Plan in any given Offering Period.”

2.         Amendment to Section 11.1. Section 11.1 of the 2004 ESPP is amended effective as of the Amendment Effective Date by replacing it with the following:

“The maximum number of shares of Common Stock that shall be reserved for sale under the Plan shall be 2,700,000 shares, subject to adjustment as provided in Sections 11.2 and 11.3. The shares to be sold to Participants under the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. If the total number of shares of Common Stock that would otherwise be subject to options granted pursuant to Section 8 on any Ending Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares of Common Stock remaining available for issuance in as uniform and equitable a manner as is practicable, as determined in the Committee’s sole discretion. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby and shall return any excess funds accumulated in each Participant’s Contribution Account as soon as practicable after the Ending Date of such Offering Period.”

3.         Effect of the Amendment. Except as amended by the Amendment, the 2004 ESPP shall remain in full force and effect.

4.         Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the 2004 ESPP.